Exhibit 5.1

 The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone (212) 907-6457
www.gracinmarlow.com

January 22, 2018

The Board of Directors
Youngevity International, Inc.
2400 Boswell Road
Chula Vista, California 91914
Durham, North Carolina 27713

Re: Registration Statement on Form S-1 (File No. 333-221847)

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Youngevity International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-221847) (as amended through the date hereof, the “Registration Statement”) pertaining to the issuance and sale by the Company of (i) up to 1,052,631 of its shares of Series B Convertible Preferred Stock, par value $0.001 (the “Preferred Stock”), and (ii) up to 2,105,262 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) issuable upon conversion of the Preferred Stock (the “Conversion Shares”). The Company is also registering under the Registration Statement: (a) 105,263 warrants to purchase shares of Common Stock of the Company to be issued to the Selling Agent (as defined below) as additional compensation (the “Representative’s Warrant”), and (b) up to 105,263 shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”). The Preferred Stock, the Conversion Shares, the Representative’s Warrant and the Representative’s Warrant Shares are being sold by the Company pursuant to a selling agent agreement (the “Selling Agent Agreement”) to be entered into by and between the Company and TriPoint Global Equities, LLC, as selling agent (the “Selling Agent”), the form of which Selling Agent Agreement is being filed on even date herewith as Exhibit 1.2 to the Registration Statement.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Preferred Stock, the Conversion Shares, the Representative’s Warrant and the Representative’s Warrant Shares.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

Youngevity International, Inc.
January 16, 2018

Based upon and subject to the foregoing, we are of the opinion that: (i) the shares of Preferred Stock have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Selling Agent Agreement and the Preferred Stock, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware; (ii) the Conversion Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid conversion thereof, in accordance with and in the manner described in the Registration Statement, the Selling Agent Agreement and the Preferred Stock, will be validly issued, fully paid and non-assessable under the laws of the State of Delaware; (iii) the Representative’s Warrant when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Selling Agent Agreement and the Representative’s Warrant, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (iv) the Representative’s Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Selling Agent Agreement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.

We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of New York as it relates to the Representative’s Warrant, the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution) and the federal laws of the United States of America, as in effect on the date hereof.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is delivered solely in connection with the consummation of the transactions described herein, and may not be relied upon by you for any other purpose nor by any other person for any purpose.

Very truly yours,

/s/ Gracin & Marlow, LLP